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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated (i) September 2, 1998 with respect to the financial statements of Queen Sand Resources, Inc. for the years ended June 30, 1998 and 1997, (ii) September 16, 1997 with respect to the statements of operating revenues and direct operating expenses of the Collins and Ware Properties for the years ended June 30, 1997 and 1996, and (iii) April 17, 1998 with respect to the statements of net profits interests and royalty interests revenues of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments for the years ended June 30, 1997, 1996 and 1995 in the Registration Statement (Form S-4) and related Prospectus of Queen Sand Resources, Inc. (the "Company") for the registration of its' 12 1/2%
Senior Notes Due 2008.



                                                    /s/ ERNST & YOUNG LLP



Dallas, Texas
October 13, 1998